Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Joseph Ziegler, certify that:

(1)	I have reviewed this Annual Report on Form 10-K/A of TherapeuticsMD, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)	[Omitted];

(4)	[Omitted]; and

(5)	[Omitted].

Date: April 29, 2024

/s/ Joseph Ziegler
Joseph Ziegler
Principal Financial and Accounting Officer